UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
October 14, 2008
LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33508 (Commission File Number)	20-1677033 (IRS Employer Identification No.)
2220 W. 14th Street
Tempe AZ 85281
(Address of principal executive offices, including zip code)
(602) 850-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On October 15, 2008, Douglas Lindroth notified Limelight Networks, Inc. (the “Company”) of his resignation from his position as a member of the Company’s Board of Directors and as a member of the Audit Committee and the Nominating and Governance Committee of the Company’s Board of Directors, effective immediately.
     On October 14, 2008, Matthew Hale notified the Company of his resignation from his position as the Chief Financial Officer of the Company, effective on October 20, 2008. Mr. Hale will continue employment with the Company following the effective date of his resignation as the Chief Financial Officer of the Company for an indeterminate period of time.
     (c) On October 14, 2008, the Company appointed Douglas Lindroth, 41, to serve as the Company’s Senior Vice President and Chief Financial Officer, effective on October 20, 2008.
     Mr. Lindroth served as a member of the Company’s Board of Directors and as a member of the Audit Committee and the Nominating and Governance Committee of the Company’s Board of Directors from February 5, 2008 to his resignation on October 15, 2008. Mr. Lindroth has served as a General Partner of Bayview Investment Company, a real estate investment company, since November 2005. From April 2006 to May 2007, Mr. Lindroth served as Senior Vice-President and Chief Financial Officer of BakBone Software Incorporated, a developer and distributor of data backup, restoration, disaster recovery, replication and storage reporting software. From 1997 through February 2006, Mr. Lindroth served in various capacities for Memec Group Holdings Limited, a privately held company and a specialty semiconductor distributor, including as its Chief Financial Officer beginning in 2003. Mr. Lindroth currently serves on the boards of directors of BakBone Software Incorporated and Visual Sciences, Inc. (formerly known as WebSideStory, Inc.). He is a Certified Public Accountant and received a B.A. in Business Administration from San Diego State University.
     On October 14, 2008, the Company entered into an employment agreement with Mr. Lindroth. The agreement, which is effective on October 20, 2008, provides that on or before October 20, 2008, Mr. Lindroth will resign his position as a member of the Company’s Board of Directors and will commence performance of his duties as Senior Vice President and Chief Financial Officer as described in the agreement.
     Mr. Lindroth’s employment agreement provides that Mr. Lindroth will receive an annual salary of $300,000 and that he is eligible to receive an annual incentive bonus of $100,000 for calendar year 2008 and 2009. This incentive bonus will be payable upon the achievement of performance goals established or approved by the Board of Directors of the Company or by the Compensation Committee of the Board of Directors of the Company, and for calendar year 2008 will be prorated for the period between October 20, 2008 and December 31, 2008.
     Mr. Lindroth’s employment agreement provides that on October 20, 2008, the Company will issue to Mr. Lindroth 350,000 Restricted Stock Units (the “RSUs”) pursuant to the Company’s 2007 Equity Award Incentive Plan (the “Plan”), and an option to purchase 100,000 shares of the Company’s Common Stock (the “Options”) at a per share exercise price equal to the greater of five dollars ($5.00) per share or the fair market value on October 20, 2008 or if October 20, 2008 occurs during a blackout period under the Company’s Insider Trading Policy then on the third business day following the opening of the Company’s trading window following October 20, 2008. Mr. Lindroth’s employment agreement provides that one-fourth (1/4th) of the total number of shares subject to the Options will vest and become exercisable on the one year anniversary of October 20, 2008, and an additional 1/48th of the total number of shares subject to the Options will vest and become exercisable on the 20th day of each calendar month thereafter, provided Mr. Lindroth continues to be a service provider to the Company through each such date. In addition, Mr. Lindroth’s employment agreement provides that one forty-eighth (1/48th) of the total number of RSUs will vest on the one month anniversary of October 20, 2008 and an additional 1/48th on the 20th day of each calendar month thereafter, provided he continues to be a service provider to the Company through each such date.

     Mr. Lindroth’s employment agreement provides that in the event that the Company consummates a change of control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of the Company’s assets, 50% of his then outstanding unvested equity awards will vest. His employment agreement also provides that in the event that the Company enters into an agreement after 90 days following October 20, 2008 which agreement leads to a change of control transaction, and his employment is terminated without cause or he resigns for good reason in connection with that change of control transaction, 100% of his then remaining outstanding unvested equity awards will immediately vest.
     In the event that the Company terminates Mr. Lindroth’s employment without cause or he resigns for good reason, in either case in connection with a change of control transaction, Mr. Lindroth will receive continued payment for 12 months of his then current annual salary, 100% of the current year’s target annual incentive bonus, certain acceleration of vesting of his outstanding unvested equity awards, as described in the agreement, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.
     In the event that the Company terminates Mr. Lindroth’s employment without cause or he resigns for good reason, in either case other than in connection with a change of control, he will receive continued payment for 12 months of his then current annual salary, the actual earned target annual incentive bonus for the current year, if any, pro-rated to the date of termination and reimbursement for premiums paid for continued health benefits under the Company’s health plans until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.
     A complete copy of the employment agreement with Mr. Lindroth is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the terms of the employment agreement is qualified in its entirety by reference to such Exhibit.
     On October 15, 2008, the Company issued a press release regarding Mr. Lindroth’s employment as the Company’s Senior Vice President and Chief Financial Officer. The press release is filed with this report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description

99.1	Employment Agreement with Douglas Lindroth dated October 14, 2008.

99.2	Press Release of Limelight Networks, Inc. dated October 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary
Date: October 15, 2008